UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2020

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

IN	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)
4925 Indiana Avenue
Lisle IL		60532
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:(630) 577-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	oliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	CTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 15, 2020, Ashish Agrawal, Vice President and Chief Financial Officer of CTS Corporation (the “Company”) assumed the role of the Company’s principal accounting officer from William Cahill.  Mr. Cahill, the former Corporate Controller and Chief Accounting Officer of the Company, remains with the Company in a different capacity.

Mr. Agrawal, age 49, joined the Company in June 2011 as Vice President, Treasury and Corporate Development, was elected as Treasurer on September 1, 2011, and then was elected as Vice President and Chief Financial Officer on November 11, 2013.  Before joining the Company, Mr. Agrawal served as Senior Vice President and Chief Financial Officer of Dometic Corporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020		CTS CORPORATION

	By:	/s/ Ashish Agrawal
Ashish Agrawal
Vice President and Chief Financial Officer